Exhibit 99-1

          The third paragraph of Energy East Corporation's By-Law No.10 was amended on April 7, 2005, to read as follows:

          "No director who shall have attained the age of 70 shall stand for re-election as a director; provided, however, that such age limitation shall not apply in connection with the election of directors at the 2005 Annual Meeting of Stockholders."